PROPERTY OPTION AGREEMENT AMENDMENT

THIS AGREEMENT is dated for reference the 17th day of August, 2007.

AMONG:

 Robert Weicker, geologist, and Amina Umutoni, businesswoman, both of 3000 Walton Avenue, Coquitlam, British Columbia, V3B 6V6;

 (the "Optionor")

OF THE FIRST PART

AND:

Edgemont Mining, Inc, a company duly incorporated under the laws of the State of Nevada and having offices at 5744 Highway No. 6, Coldstream,  B.C. V1B 3E1;

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor granted an option to the Optionee, pursuant to the terms of a property option agreement dated October 30, 2006 between the parties hereto (the “Agreement”), to purchase a 100% registered and beneficial interest in the mineral claims identified in Schedule A and defined in Article 1 in the Agreement as the "Property";

B.

The Optionee requires, and the Optionor has agreed, to extend the time to make certain payments as set forth and required in the Agreement;

IN CONSIDERATION OF the mutual promises set forth below, the Optionor and the Optionee agree as follows:

1.

GRANT OF EXTENTION OF TIME TO MAKE FIRST OPTION PAYMENT.

The Optionor hereby grants to the Optionee a six (6) month extension of time to make the $15,000 payment required to made on the first anniversary of the Agreement, as set forth and described in Section 3 of the Agreement. Provided however, that notwithstanding the foregoing, and in any event, at any time after the 30th day of October, 2007 the Optionor, on 48 hours notice, may require said payments to be made forthwith, and in default of same the provisions of Section 5.2 of the Agreement shall apply.

2.

GRANT OF EXTENTION OF TIME TO MAKE EXPENDITURES

The Optionor hereby grants to the Optionee a six (6) month extention of time to incurr the $50,000 in expenditures required to made by August 31, 2007, as set forth and described in Section 3 of the Agreement. Provided however, that notwithstanding the foregoing, and in any event, at any time after the 30th day of August, the Optionor, on 48 hours notice, may require said expenditure to be incurred forthwith, and in default of same the provisions of Section 5.2 of the Agreement shall apply.

3.

FURTHER ASSURANCES

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

4.

TIME OF THE ESSENCE

Time shall be of the essence in the performance of this Agreement.

5.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

6.

SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.

AMENDMENT

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

8.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, USA.

9.

NOTICE

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telefacsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telefacsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement this 17th day of August, 2007.

EDGEMONT MINING, INC. Per: /s/ Dean Rogers
Dean Rogers, President & CEO

/s/ Robert Weicker
Robert Weicker
/s/ Amina Umutoni
Amina Umutoni